                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
             Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               COMMERCE ONE, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT,
                          IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
|X|    NO FEE REQUIRED.
|_|    FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(i)(1) AND 0-11.
       (1)     TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
               N/A
               -----------------------------------------------------------------
       (2)     AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
               N/A
               -----------------------------------------------------------------
       (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
               N/A
               -----------------------------------------------------------------
       (4)     PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
               N/A
               -----------------------------------------------------------------
       (5)     TOTAL FEE PAID:
               N/A
               -----------------------------------------------------------------
|_|    FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
|_| CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0- 11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
       (1)     AMOUNT PREVIOUSLY PAID:
               N/A
               -----------------------------------------------------------------
       (2)     FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
               N/A
               -----------------------------------------------------------------
       (3)     FILING PARTY:
               N/A
               -----------------------------------------------------------------
       (4)     DATE FILED:
               N/A
               -----------------------------------------------------------------

                                COMMERCE [LOGO]
                                     ONE

                               4440 ROSEWOOD DRIVE
                              PLEASANTON, CA 94588
                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON MAY 29, 2002 AT 9:00 A.M. P.D.T.

                                   -----------

Dear Stockholders:

     We cordially invite you to attend our 2002 Annual Meeting of Stockholders. The meeting will be held on Wednesday, May 29, 2002 at 9:00 a.m. P.D.T. at the Carr America Conference Center Auditorium (Tassajara Room), 4400 Rosewood Avenue, Pleasanton, California, for the following purposes:

     1. To elect three Class III directors of Commerce One to serve a term of three years and hold office until their respective successors have been elected and qualified or until their earlier resignation or removal. Commerce One's Board of Directors intends to present the following nominees for election as directors:

                   Mark B. Hoffman
                   John V. Balen
                   Alex S. Vieux

     2. To ratify the selection of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending December 31, 2002; and

     3. To transact other business properly coming before the Annual Meeting or any related adjournments or postponements.

     These proposals are discussed in more detail in the attached Proxy Statement. Please read the attached Proxy Statement carefully. Only stockholders who owned shares at the close of business on April 4, 2002 are entitled to attend and vote at the meeting or any adjournment of the meeting. A complete list of the stockholders of record of the Company on April 4, 2002 will be available at the Company's principal executive offices at 4440 Rosewood Drive, Pleasanton, California, prior to the meeting.

     We will report on our performance in 2001 and answer your questions following the meeting.

     In addition to mailing a proxy card or attending the meeting, all stockholders may vote using the Internet or by telephone. Simply follow the instructions on your proxy card. We encourage you to vote on the Internet because it is the least expensive way for us to process your vote. In addition, we intend to have our Proxy Statement and Annual Report on Form 10-K available on the Internet.

     Since our last Proxy Statement, our Board appointed Toshimune Okihara, Executive Manager, Information Sharing Business Sales Department, Solutions Business Division, NTT Communications Corporation; and Alex S. Vieux, Chairman, CEO and Founder, DASAR, Inc., as members of the Board. Messrs. William Elmore, Jeffrey Webber and Noriyoshi Osumi have resigned as members of our Board. We want to express our appreciation to them for their contributions to the Company as Board members.

                                       By Order of the Board of Directors,


                                       /s/ Beth A. Frensilli
                                       ---------------------
                                       Beth A. Frensilli
                                       SECRETARY

Pleasanton, California
April 26, 2002

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND
   RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED, STAMPED
                 ENVELOPE OR VOTE USING THE INTERNET OR PHONE.


                                                TABLE OF CONTENTS


NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS..............................................................................     1
PROXY STATEMENT............................................................................................................     3
Questions and Answers......................................................................................................     4
Proposals to be Voted on...................................................................................................     8
The Board..................................................................................................................     9
Board and Committee Meetings...............................................................................................     11
Compensation Committee Interlocks and Insider Participation................................................................     12
Compensation of Directors..................................................................................................     12
Report of the Compensation Committee on Executive Compensation.............................................................     13
Executive Officers.........................................................................................................     15
Summary Compensation Table.................................................................................................     17
Option Grants..............................................................................................................     18
Options Exercised..........................................................................................................     19
Severance and Change of Control Arrangements...............................................................................     21
Report of the Audit Committee..............................................................................................     21
Share Ownership of Management, Directors and 5% Stockholders of Commerce One...............................................     22
Stock Performance Graph....................................................................................................     24
Other Information..........................................................................................................     24
Certain Relationships and Related Transactions.............................................................................     24
Section 16(a) Beneficial Ownership Reporting Compliance....................................................................     25
Deadline For Receipt of Stockholder Proposals..............................................................................     25
Costs of Proxy Solicitation................................................................................................     26
Appendix A--Audit Committee Charter.........................................................................................    A-1

                               COMMERCE ONE, INC.
                               4440 ROSEWOOD DRIVE
                              PLEASANTON, CA 94588
                                   -----------

                                 PROXY STATEMENT

                                   -----------

     Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Stockholders to be held on Wednesday, May 29, 2002 at 9:00 a.m. P.D.T. at the Carr America Conference Center Auditorium (Tassajara Room), 4400 Rosewood Avenue, Pleasanton, California. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

     The Board set April 4, 2002 as the record date for the meeting. Stockholders who owned Commerce One common stock on that date are entitled to vote at and attend the meeting. Each share is entitled to one vote. There were 288,864,571 shares of Commerce One common stock outstanding on the record date.

     Voting materials, which include this Proxy Statement, the Proxy Card and Commerce One's Annual Report on Form 10-K for the year ended December 31, 2001, will be mailed to stockholders on or about April 26, 2002.


                                              QUESTIONS AND ANSWERS



Q:   WHY AM I RECEIVING THIS PROXY STATEMENT?                             information on the nominees for election to our Board and
                                                                          the Company's independent public auditors. You may also
A:   This Proxy Statement describes proposals on which we                 find more information on the nominees in the section
     would like you, as a stockholder, to vote. It also                   entitled "The Board" on page 9 of this Proxy Statement.
     gives you information on these issues so that you can
     make an informed decision.                                           We will also transact any other business that properly
                                                                          comes before the meeting.

Q:   WHO CAN VOTE AT THE ANNUAL STOCKHOLDERS MEETING?                Q:   HOW DO I VOTE?

A:   Stockholders who owned Commerce One common stock on             A:   (1)       You may vote by mail.
     April 4, 2002 may attend and vote at the Annual Meeting.
     Each share is entitled to one vote. There were                       You do this by completing, signing and dating your proxy
     288,864,571 shares of Commerce One common stock                      card and returning it in the enclosed, postage-paid and
     outstanding on April 4, 2002. Information about the                  addressed envelope. If you mark your voting instructions
     stockholdings of our directors and executive officers is             on the proxy card, your shares will be voted:
     contained in the section entitled "Share Ownership of
     Management, Directors and 5% Stockholders of Commerce                o    as you instruct, and
     One" on page 22 and 23 of this Proxy Statement.
                                                                          o    according to the best judgment of Mr. Hoffman and
                                                                               Ms. Frensilli if a proposal comes up for vote at
Q:   WHAT IS THE PROXY CARD?                                                   the meeting that is not on the proxy card.

A:   The proxy card enables you to appoint Mark B. Hoffman                If you return a signed card, but do not provide voting
     and Beth A. Frensilli as your representatives at the                 instructions, your shares will be voted:
     Annual Meeting. By completing and returning the proxy
     card, you are authorizing Mr. Hoffman and Ms. Frensilli              o    for the three named nominees for directors,
     to vote your shares at the meeting, as you have
     instructed them on the proxy card. This way, your shares             o    for ratification of the selection of Ernst & Young
     will be voted whether or not you attend the meeting. Even                 as our independent public auditors, and
     if you plan to attend the meeting, it is a good idea to
     complete and return your proxy card before the meeting               o    according to the best judgment of Mr. Hoffman and
     date just in case your plans change.                                      Ms. Frensilli if a proposal comes up for a vote at
                                                                               the meeting that is not on the proxy card.
     If a proposal comes up for vote at the meeting that is
     not on the proxy card, Mr. Hoffman and Ms. Frensilli will            (2)       You may vote by telephone, or using the
     vote your shares, under your proxy, according to their                         Internet.
     best judgment.
                                                                          You do this by following the "vote by telephone" or the
                                                                          "vote on the Internet" instructions that came with your
Q:   WHAT AM I VOTING ON?                                                 proxy card. If you vote by telephone or on the Internet,
                                                                          you need not mail your proxy card.
A:   You are being asked to vote on:
                                                                          There are separate arrangements for using the telephone
     o    the election of three directors, and                            and Internet depending on whether your shares are
                                                                          registered in Commerce One's stock records in your name
     o    the ratification of our selection of Ernst & Young              or in the name of a brokerage firm or bank. You should
          as our independent public auditors.                             check your proxy card or voting instructions forwarded by
                                                                          your broker, bank
     The section entitled "Proposals To Be Voted On" on page 8
     of this Proxy Statement gives you more

                                                       4


     or other holder of record to see which options are                   (3)  You may vote in person at the meeting.
     available.
                                                                          We will pass out written ballots to anyone who wants to
     The Internet and telephone procedures described below for            vote at the meeting. However, if you hold your shares in
     submitting your proxy or voting instructions are designed            street name, you must bring to the meeting a "legal
     to authenticate stockholders' identities, to allow                   proxy" from the broker, bank or other nominee holding
     stockholders to have their shares voted and to confirm               your shares that confirms your beneficial ownership of
     that their instructions have been properly recorded.                 the shares and gives you the right to vote your shares.
     Stockholders submitting proxies or voting instructions               Holding shares in "street name" means you hold them
     via the Internet should understand that there may be                 through a brokerage firm, bank or other nominee, and
     costs associated with electronic access, such as usage               therefore the shares are not held in your individual name.
     charges from Internet access providers and telephone
     companies, that would be borne by the stockholder.                   WE ENCOURAGE YOU TO EXAMINE YOUR PROXY CARD CLOSELY TO
                                                                          MAKE SURE YOU ARE VOTING ALL OF YOUR SHARES IN COMMERCE
     SHARES REGISTERED DIRECTLY IN THE NAME OF THE STOCKHOLDER.           ONE.

     Stockholders with shares registered directly with
     Commerce One in their name (stockholders of record) may         Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
     submit their proxies:
                                                                     A:   You may have multiple accounts at the transfer agent
     o    by making a toll-free telephone call from the United            and/or with stockbrokers. Please sign and return all
          States and Canada to EquiServe at (877) 779-8683 or             proxy cards to ensure that all of your shares are voted.
          outside the United States and Canada at
          (201) 536-8073, or
                                                                     Q:   WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?
     o    through the Internet by visiting a website
          established for that purpose at                            A:   You may revoke your proxy and change your vote at any
          www.eproxyvote.com/cmrc and following the                       time before the polls close at the meeting. You may do
          instructions set forth on this website.                         this by:

     Proxies submitted by telephone or through the Internet               o    sending a written notice to the Secretary of the
     through EquiServe as described above must be received by                  Company stating that you would like to revoke your
     midnight E.D.T. on May 28, 2002.                                          proxy of a particular date,

     SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK            o    signing another proxy with a later date and
     (SHARES IN STREET NAME).                                                  returning it before the polls close at the meeting,

     A number of brokerage firms and banks are participating              o    voting by telephone or on the Internet before 12:00
     in a program provided through ADP Investor Communications                 midnight E.D.T. on May 28, 2002 (your LATEST
     that offers telephone and Internet voting options. That                   telephone or Internet vote is counted), or
     program is different from the program provided by
     EquiServe for shares registered in the name of the                   o    attending the Annual Meeting and voting in person.
     stockholder. If your shares are held in an account at a
     brokerage firm or bank participating in the ADP Program,             Please note, however, that if your shares are held of
     you may vote those shares by calling the telephone number            record by a brokerage firm, bank or other nominee, you
     which appears on your voting form or through the Internet            must instruct your broker, bank or other nominee that you
     in accordance with instructions set forth on the voting              wish to change your vote by following the procedures on
     form. If you have any questions regarding the proposals              your voting form. If your shares are held in street name
     or how to execute your vote, please contact Caroline Yu,             and you wish to attend the
     our Investor Relations Manager, at (925) 520-4717.


     meeting and vote at the meeting, you must bring to the               o    "for," "against," or "abstain" on the selection of
     meeting a legal proxy from the broker, bank or other                      Ernst & Young as the Company's independent public
     nominee holding your shares, confirming your beneficial                   auditors.
     ownership of the shares and giving you the right to vote
     your shares.
                                                                     Q:   HOW MANY STOCKHOLDERS ARE NEEDED EITHER IN PERSON OR BY
                                                                          PROXY TO HOLD THE MEETING?
Q:   WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY
     PROXY CARD?                                                     A:   To hold the meeting and conduct business, a majority of
                                                                          the Company's outstanding shares entitled to vote as of
A:   (1) If your shares are held in street name, your brokerage           April 4, 2002 must be present at the meeting. This is
     firm, under certain circumstances, may vote your shares.             called a quorum.

                                                                          Shares are counted as present at the meeting if the
     Brokerage firms have authority under the rules of the                stockholder either:
     Nasdaq stock market to vote customers' unvoted shares on
     some "routine" matters. The proposals to elect directors             o    is present and votes in person at the meeting, or
     and ratify the appointment of auditors are routine
     matters. If you do not give a proxy to vote your shares,             o    has properly submitted a proxy card (including
     your brokerage firm may either:                                           voting by telephone or using the Internet).

     o    vote your shares on routine matters, or                         On proposals for routine matters, a broker nonvote is
                                                                          counted for determining quorum. However, because a
     o    leave your shares unvoted.                                      brokerage firm is not entitled to vote your shares on
                                                                          non-routine matters, these shares are not counted on
     If a brokerage firm entitled to vote your shares leaves              these proposals for determining quorum.
     those shares unvoted, it is called a "broker nonvote." A
     brokerage firm cannot vote customers' shares on                 Q:   HOW MANY VOTES MUST THE NOMINEES HAVE TO BE ELECTED AS
     non-routine matters.                                                 DIRECTORS?

     You may have granted to your stockbroker discretionary          A:   The three nominees receiving the highest number of "yes"
     voting authority over your account. Your stockbroker may             votes will be elected as directors. This number is called
     be able to vote your shares depending on the terms of the            a plurality.
     agreement you have with your broker. If you hold your
     shares in street name and you do not authorize your broker
     to vote on your behalf, you must request a legal proxy          Q:   WHAT HAPPENS IF NOMINEES ARE UNABLE TO STAND FOR
     from your stockbroker in order to vote at the meeting. We            RE-ELECTION?
     encourage you to provide instructions to your brokerage
     firm by giving your proxy to your broker. This ensures          A:   The Board may, by resolution, reduce the number of
     your shares will be voted at the meeting.                            directors or designate substitute nominees. In the latter
                                                                          event, if you have completed and returned your proxy,
     (2) If your shares are in your name and you do not sign              Mr. Hoffman and Ms. Frensilli can vote your shares for
     and return your proxy card or vote by telephone or using             substitute nominees. They cannot vote for more than three
     the Internet, your shares will not be voted unless you               nominees.
     vote in person at the meeting.

                                                                     Q:   HOW MANY VOTES ARE REQUIRED TO RATIFY THE APPOINTMENT OF
Q:   HOW ARE VOTES COUNTED?                                               ERNST & YOUNG?

A:   You may vote:                                                   A:   A majority of the shares present, in person or by proxy,
                                                                          including broker nonvotes.
     o    either "for" each director nominee or "withhold" your
          vote from any one or more of the nominees, and


Q:   HOW MANY VOTES ARE REQUIRED TO APPROVE OTHER MATTERS THAT       Q:   WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?
     MAY COME BEFORE THE STOCKHOLDERS AT THE MEETING?
                                                                     A:   We will announce preliminary voting results at the
A:   A majority of the shares present, in person or by proxy,             meeting. We will publish the final results in our
     excluding broker nonvotes.                                           quarterly report on Form 10-Q for the second quarter of
                                                                          2002 on or before August 15, 2002. We will file that
                                                                          report with the SEC, and you can get a copy by calling
Q:   WHAT HAPPENS IF I DON'T INDICATE HOW TO VOTE MY PROXY?               the SEC at (800) SEC-0330 for location of the nearest
                                                                          public reference room, or through the EDGAR system at
A:   If you just sign your proxy card without providing                   WWW.SEC.GOV. You can also get a copy on the Internet at
     further instructions, your shares will be counted as a               WWW.COMMERCEONE.COM.
     "yes" vote for each director nominee and for ratification
     of the selection of Ernst & Young.
                                                                     Q:   WHO CAN HELP ANSWER MY QUESTIONS?

Q:   IS MY VOTE KEPT CONFIDENTIAL?                                   A:   You can call Caroline Yu, our Investor Relations Manger,
                                                                          at (925) 520-4717 with any questions about proposals
A:   Proxies, ballots and voting tabulations identifying                  described in this Proxy Statement or how to execute your
     stockholders are kept confidential and will not be                   vote.
     disclosed except as may be necessary to meet legal
     requirements.


PROPOSALS TO BE VOTED ON:                                            stockholders and will have the opportunity to make a statement.

1.  ELECTION OF DIRECTORS                                            AUDIT FEES

         Nominees for re-election this year as Class III                       Ernst & Young's fees for our 2001 annual audit and
directors for a three-year term ending in 2005, are:                 eview of interim financial statements were $250,000.

                  Mark B. Hoffman                                    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
                  John V. Balen
                  Alex S. Vieux                                                Ernst & Young did not render any professional
                                                                     services to us in 2001 with respect to financial information
         Each nominee is presently a director of the Company         systems design and implementation.
and has consented to serve a new three-year term.
                                                                     ALL OTHER FEES
RECOMMENDATION OF THE BOARD OF DIRECTORS
                                                                               Ernst & Young's fees for all other professional
         The Board of Directors unanimously recommends a vote        services rendered to us during 2001 were $1,396,172, including
"for" each of the nominees listed above.                             audit-related services of $760,724 and non-audit services of
                                                                     $635,448. Audit-related services included fees for due
VOTE REQUIRED                                                        diligence on acquisitions, SEC registration statement reviews and accounting consultations. Non-audit services included fees
          Directors will be elected by a plurality of the            for tax consultation, tax preparation, and audit of our
votes of the shares of Commerce One common stock present in          employee retirement plan.
person or represented by proxy at the meeting. Votes withheld
from any director are counted for purposes of determining the        RECOMMENDATION OF THE BOARD OF DIRECTORS
presence or absence of a quorum for the transaction of
business, but they have no legal effect under Delaware law.                    The Board of Directors unanimously recommends that
                                                                     the stockholders vote "for" ratification of the selection of
2.        RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC            Ernst & Young as the Company's independent public auditors.
          AUDITORS
                                                                     VOTE REQUIRED
          The Board of Directors, upon the recommendation of
the Audit Committee, has selected Ernst & Young as Commerce                    The affirmative vote of a majority of the total
One's independent public auditors for the current fiscal year.       voting power of the shares of Commerce One common stock
Ernst & Young has served as our auditors since 1997. Although        represented in person or by proxy at the meeting and entitled
stockholder ratification of the Audit Committee's selection of       to vote on the proposal, voting together as a single class.
Ernst & Young is not required under our bylaws or other legal
requirements, Commerce One is submitting the appointment of          3.  OTHER BUSINESS
Ernst & Young to the stockholders as a matter of good
corporate practice. If stockholders do not ratify the                          The Board knows of no other business for
appointment of Ernst & Young, the Audit Committee and the            consideration at the meeting. If other matters are properly
Board of Directors will reconsider whether or not to retain          presented at the meeting, or for any adjournment or
Ernst & Young. Even if stockholders ratify the selection of          postponement of the meeting, Mr. Hoffman and Ms. Frensilli
Ernst & Young, the Audit Committee and the Board of Directors        will vote, or otherwise act, on your behalf in accordance with
may appoint a different independent public auditing firm if          their judgment on such matters.
they determine it is in the best interests of the Company and the stockholders to do so. Representatives of Ernst & Young
are expected to attend the meeting in order to respond to
appropriate questions from

                                    THE BOARD

     The Board of Directors is currently composed of 10 members. Three directors are nominees for election this year. The remaining seven directors will continue to serve the terms described below.

     Our directors serve staggered terms. This is accomplished as follows:

     o    each director serves a three-year term,

     o    the directors are divided into three classes,

     o    the classes are as nearly equal in number as possible, and

     o    the term of each class begins on a staggered schedule.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three named nominees, all of whom are currently directors of Commerce One. In the event that any nominee of Commerce One is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. The term of office of each person elected as a director will continue until the 2005 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. It is not expected that any nominee will be unable or unwilling to serve as a director.

INFORMATION REGARDING DIRECTOR NOMINEES AND OTHER DIRECTORS

     Set forth below is certain information as of the record date regarding the nominees for Class III directors and all other directors of Commerce One whose term of office continues after the 2002 Annual Meeting.

               NOMINEES FOR CLASS III DIRECTORS FOR TERM EXPIRING IN 2005

NAME                                AGE           POSITION WITH THE COMPANY              DIRECTOR SINCE
----                               ----- -------------------------------------------  --------------------
Mark B. Hoffman                     55   Chairman of the Board and CEO                December 1996
John V. Balen                       41   Director                                     December 1996
Alex S. Vieux                       44   Director                                     January 2002

     MARK B. HOFFMAN is the Chairman and Chief Executive Officer of Commerce One. In 2000, Mr. Hoffman was named to several top industry executive lists, including Business Week's e.biz 25, CRN's Top 25 Executives and the Upside Elite
100. Prior to Commerce One, Mr. Hoffman was president, CEO and chairman of Sybase, Inc., a relational database management system company, which he co-founded in 1984. Prior to Sybase, Mr. Hoffman's experience includes management positions at Britton Lee, a manufacturer of database machines, and at Amdahl Corporation. Mr. Hoffman is currently chairman of the board of Intraware, Inc. He earned a B.S. in Engineering from the U. S. Military Academy at West Point and a M.B.A. from the University of Arizona.

     JOHN V. BALEN has served as a member of the Commerce One Board of Directors since December 1996. Mr. Balen joined Canaan Partners, a national venture capital investment firm, where he is currently a General Partner, in September 1995. From June 1985 to June 1995, Mr. Balen served as a managing director of Horsley Bridge Partners, a private equity investment management firm. Mr. Balen currently serves on the board of directors of Learn2 Corporation, Intraware, Inc. and several privately held companies. Mr. Balen holds a B.S. degree in electrical engineering and an M.B.A. degree from Cornell University.

     ALEX S. VIEUX has served as a member of the Commerce One Board of Directors since January 2002. Mr. Vieux is the founder of DASAR, an international technology company, where he has been chairman and CEO since 1990. Mr. Vieux started his career at Andersen Consulting (1981 - 1985), implementing information systems. In 1985, he took a position as the US business correspondent for the French daily Le Monde and has authored more than 300 articles profiling the high-tech industry in Silicon Valley. As an entrepreneur, Mr. Vieux co-founded CATS Software and Renaissance Software, firms focusing on the banking industry. Mr. Vieux directs several international public and private companies, including BVRP, Check Point Software, Cibox, iMediation, Thrunet and White Pajama. For the second year in a row, Mr. Vieux has been named one of the most influential people in the European technology community, according to Time Magazine's Digital Europe A-List. He is a graduate of the Institute d'Etudes Politiques and the French business school HEC, holds a law degree from the Universite de Paris and a M.B.A. from Stanford

University, where he was a Fulbright Scholar.

                  INCUMBENT CLASS I DIRECTORS WHOSE TERM EXPIRES IN 2003

NAME                           AGE                   POSITION WITH THE COMPANY                     DIRECTOR SINCE
----                          -----  ---------------------------------------------------------  --------------------
Robert M. Kimmitt               53   Director                                                   December 1999
Dennis H. Jones                 49   Vice Chairman, President and Chief Operating Officer       April 2001
Larry W. Sonsini                60   Director                                                   July 2000

     ROBERT M. KIMMITT has served as a member of the Commerce One Board of Directors since December 1999. Mr. Kimmitt joined AOL Time Warner in July 2001 as Executive Vice President, Global & Strategic Policy. From February 2000 until he joined AOL Time Warner, Mr. Kimmitt was Vice Chairman of Commerce One. He also served as President of Commerce One from March 2000 until July 2001 after being promoted from Chief Operating Officer, a position he held in February 2000. From 1997 to 2000, Mr. Kimmitt was a partner in the law firm of Wilmer, Cutler & Pickering and from 1993 to 1997 he served as a managing director of Lehman Brothers, based in New York and Washington. Prior to joining Lehman Brothers, Mr. Kimmitt served from 1991 to 1993 as the American Ambassador to Germany. Mr. Kimmitt serves on the boards of Allianz Life Insurance Co. of North America, Commerce One, Inc., Siemens AG, United Defense Industries, Inc., and Xign Corp. He is a member of the Council on Foreign Relations and the American Academy of Diplomacy as well as the boards of Georgetown University, the Atlantic Council, the German Marshall Fund, the American Council on Germany, the American Institute for Contemporary German Studies and the Mike Mansfield Foundation. He speaks fluent German.

     DENNIS H. JONES joined Commerce One as a member of the Board of Directors and Chief Operating Officer in April 2001. In his current role as Vice Chairman of the Board of Directors, President, and Chief Operating Officer of Commerce One, Mr. Jones is responsible for the company's administrative, engineering, finance, and marketing divisions. He also oversees strategic accounts, marketplace management, marketplace services, and strategy consulting. Prior to joining Commerce One, in 2000, Mr. Jones served as president and chief executive officer of Accel-KKR, a company that invests in businesses and helps them leverage their physical and online assets. However, Mr. Jones is best known for his 25 years at FedEx Corporation, culminating in his role as executive vice president of information technology and chief information officer. Mr. Jones holds an M.S. in accounting and finance from Memphis State University.

     LARRY W. SONSINI has served as a member of the Board of Directors of Commerce One since July 2000. Mr. Sonsini specializes in the fields of corporate law, securities, and mergers and acquisitions at the law firm of Wilson Sonsini Goodrich & Rosati. He is the Chairman and Chief Executive Officer of the firm. Mr. Sonsini joined WSGR upon his graduation from Boalt Hall School of Law, University of California, Berkeley where he received a J.D. in 1966. He received an A.B. from the University of California, Berkeley in 1963. Mr. Sonsini was admitted to the Bar in California in 1966. In 2001 he was appointed to the Board of Directors of the New York Stock Exchange. Currently he serves on the board of directors of the following other public companies: Brocade Communications Systems, Inc., Echelon Corporation, Lattice Semiconductor Corporation, LSI Logic, Inc., Novell, Inc., Tibco Software, Inc. and PIXAR, Inc.

             INCUMBENT CLASS II DIRECTORS WHOSE TERM EXPIRES IN 2004

NAME                         AGE                   POSITION WITH THE COMPANY                     DIRECTOR SINCE
----                        ----- ----------------------------------------------------------- --------------------
David H.J. Furniss           43                             Director                          November 1999
Kenneth C. Gardner           51                             Director                          September 1996
William J. Harding           54                             Director                          December 1996
Toshimune Okihara            47                             Director                          July 2001

     DAVID H. J. FURNISS has served as a member of the Board of Directors of Commerce One since November 1999. Mr. Furniss is Vice President of eBusiness for BT Ignite, a business unit within British Telecommunications plc. From October 1999 to April 2000, Mr. Furniss was the General Manager of the eBusiness unit of British Telecommunications plc. From 1997 to 1999, he was Director of Sales and Marketing for Demon Internet. He became their Director of Internet Services when Demon Internet was acquired by Scottish Telecom. Prior to that, he held variety of sales and marketing positions at Compaq. Mr. Furniss received a B.S. degree in Business Studies from Leeds Metropolitan University.

     KENNETH C. GARDNER has served as a member of the Board of Directors of Commerce One since September 1996. Mr. Gardner is currently Chairman and Chief Executive Officer of Iteration Software, Inc. Previously, Mr. Gardner founded Sagent Technology, Inc. in June of 1995, serving as the CEO and President until August 2000 and Chairman of the Board until December

2001. Prior to his tenure at Sagent, Mr. Gardner served as Vice President of Products at Borland International from April 1994 to June 1995. Since 1999, Mr. Gardner has served on the board of directors for Netacumen, a privately held company. He has also served on the board of directors of DataSage and ObjectSwitch Corporation. Mr. Gardner received a B.S. degree in Finance from the University of Louisville.

     WILLIAM J. HARDING has served as a member of the Board of Directors of Commerce One since December 1996. He is a Managing Member of Morgan Stanley Venture Partners, located in Menlo Park, California. Dr. Harding joined Morgan Stanley & Co., Inc. in October 1994 and also serves on the board of directors of InterNAP Network Services Corporation and several private companies. Prior to joining Morgan Stanley, Dr. Harding was a General Partner of several venture capital partnerships affiliated with J.H. Whitney & Co. From 1976 to 1985, he was associated with Amdahl Corporation serving in various technical and business development roles. Prior to Amdahl, Dr. Harding held several technical positions with Honeywell Information Systems. Dr. Harding received a B.S. in Engineering Mathematics and a M.S. in Systems Engineering from the University of Arizona and a Ph.D. in Engineering from Arizona State University. Dr. Harding also served as an officer in the Military Intelligence Branch of the United States Army Reserve.

     TOSHIMUNE OKIHARA has served as a member of the Board of Directors of Commerce One since July 2001. Mr. Okihara is the Executive Manager at NTT Communications Corporation's Solution Business Division, Manufacturing & Supply Chain Sales Department. NTT Communications provides domestic and international telecommunications services. From 2000 to 2001, Mr. Okihara served as the Executive Manager of the Solution Business Division, Information Sharing Business Sales Department. From 1999 to 2000, he worked as the Senior Manager of that same division. Mr. Okihara was the Senior Manager in the System Engineering Department of NTT from 1993 to 1999 and he began his career at NTT in 1991 when he joined the organization as the Senior Manager of the NTT Kansai Branch, General Affairs Department. From 1979 through 1991, Mr. Okihara worked for Nippon Telegraph and Telephone Corporation in various positions, including Head Engineer. He holds a B.S. degree in Electrical Engineering and a M.S. degree in System Engineering from Hiroshima University in Japan.

                          BOARD AND COMMITTEE MEETINGS

     The Board held eight meetings in 2001. Each incumbent director attended over 75% of the regular and special Board meetings held during 2001, except for Messrs. Furniss and Sonsini. Each incumbent member of the Audit and Compensation Committees attended over 75% of the meetings held during 2001. The table below describes the Board's committees and the current membership of those committees. The Board does not have a Nominating Committee or a committee serving an equivalent function. The Board may establish other committees to facilitate its business objectives.

                                                                                                     NUMBER OF
NAME OF COMMITTEE                                                                                    MEETINGS
   AND MEMBERS                              FUNCTIONS OF THE COMMITTEE                               IN 2001
----------------------------   ------------------------------------------------------------         -----------
AUDIT                          o    Provides oversight and monitoring of Commerce One                     6
                                    management and the independent auditors and their
                                    activities with respect to Commerce One's financial
                                    reporting process;
John V. Balen                  o    Provides Commerce One's Board of Directors with the
William J. Harding                  results of its monitoring and recommendations derived
Kenneth C. Gardner                  therefrom;
                               o    Nominates to the Board of Directors independent
                                    auditors to audit Commerce One's financial statements
                                    and oversee the activities and independence of the
                                    auditors;
                               o    Provides to the Board of Directors such additional
                                    information and materials as it may deem necessary to
                                    make the Board of Directors aware of significant
                                    financial matters that require the attention of the
                                    Board of Directors; and
                               o    Maintains a clear understanding with management and
                                    the independent auditors that the independent auditors
                                    are ultimately accountable to the Board of Directors
                                    and the Audit Committee, as representatives of
                                    Commerce One's stockholders.
COMPENSATION                   o    Determines the compensation of the Chief Executive
                                    Officer
                               o    Reviews and approves:
John V. Balen                       o    Compensation philosophy
William J. Harding                  o    Programs for annual and long-term executive
                                         compensation
                               o    Grants options and other equity awards under the stock
                                    incentive plans and bonus awards under cash-based
                                    incentive plans

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2001:

     o None of the members of the Compensation Committee was an officer (or former officer) or employee of Commerce One or any of its subsidiaries;

     o None of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with Commerce One or any of its subsidiaries in which the amount involved exceeds $60,000;

     o None of the Commerce One's executive officers was a director of another entity whose officers served on the Commerce One's Compensation Committee; and

     o None of the Commerce One's executive officers served on the Compensation Committee (or another board committee with similar functions or, if there was no committee like that, the entire Board of Directors) of another entity whose executive officers served as a director on the Commerce One's Board or as a member of Commerce One's Compensation Committee.

                            COMPENSATION OF DIRECTORS

     In 2001, directors who were not employees of the Company or any of its subsidiaries, also called "non-employee directors," did not receive any cash compensation from Commerce One for their service as members of the Board of Directors, except for:

     o the reimbursement of certain expenses in connection with attendance at Board and committee meetings, and

     o an annual option to purchase 45,000 shares of the Company's common stock.

     Under the Company's 1999 Director Stock Option Plan, non-employee directors are eligible to receive an automatic grant of 90,000 shares of common stock on the date he or she first becomes a non-employee director. In addition, the non-employee director shall automatically be granted an additional option to purchase 45,000 shares each year on the date of our Annual Stockholders Meeting, if on such date he or she shall have served on the Board for at least six months. Each option shall have a term of ten years, and shall be fully vested and exercisable as of the date of grant. The exercise price of all options shall be 100% of the fair market value per share of the common stock, generally determined with reference to the closing price of the common stock as reported on the Nasdaq stock market on the date of grant. Options granted under the plan must be exercised within three months of the end of the optionee's tenure as a director, or within twelve months after such director's termination by death or disability, but not later than the expiration of the option's ten year term.

     In 2001, in addition to the options granted to employee directors shown in the "Option Grants" table on page 18, the Board granted to non-employee directors the following options to purchase an aggregate of 415,000 shares of Commerce One common stock:

                                                               NUMBER OF OPTIONS
NAME                      GRANT DATE     EXERCISE PRICE ($)          GRANTED
----                    -------------- ----------------------  -----------------
John V. Balen                 6/12/01               $5.9100             45,000
William B. Elmore             6/12/01               $5.9100             45,000
David H.J. Furniss            6/12/01               $5.9100             45,000
Kenneth C. Gardner            6/12/01               $5.9100             45,000
William J. Harding            6/12/01               $5.9100             45,000
Robert M. Kimmitt            12/20/01               $3.4800            100,000
Larry W. Sonsini              6/12/01               $5.9100             45,000
Jeffrey T. Webber             6/12/01               $5.9100             45,000


     Beginning in January 2002, we instituted the following changes in compensation for outside directors:

     o established (a) an annual retainer of $15,000, (b) board fees of $2,500 per meeting (up to 6 regularly scheduled meetings per year), and (c) committee fees of $1,000 per meeting (not to exceed 4 regularly scheduled meetings per committee per year), and

     o reduced both (a) the initial stock option grant from 90,000 to 80,000 shares and (b) the annual grant from 45,000 to 20,000 shares of Commerce One common stock, both to be granted from the 1997 Incentive Stock Option Plan.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     In 2001, the Compensation Committee (the "Committee") of Commerce One's Board consisted of Messrs. Balen, Harding and Elmore (who has since resigned from Commerce One's Board), none of whom was an employee or former employee of Commerce One or any of its subsidiaries during the year. The Committee has overall responsibility for Commerce One's executive compensation policies and practices. The Committee's functions include:

     o    evaluating management's performance;

     o    reviewing and approving the Company's compensation philosophy;

     o determining the compensation of the Chief Executive Officer of Commerce One;

     o reviewing and approving all executive officers' compensation, including salaries and bonuses; and

     o administering compensation plans including granting awards under the Company's stock option plans to its employees.

     The Committee has provided the following report on the compensation policies of Commerce One as they apply to the executive officers, including the Chief Executive Officer, and the relationship of Commerce One performance to executive compensation.

OVERVIEW OF COMPENSATION POLICIES

     The Company's compensation policies are designed to address a number of objectives, including rewarding performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the Committee approved a compensation program that consists of the following principal elements:

     o    base salary;

     o    cash incentives (such as bonuses);

     o    equity incentives (such as stock awards); and

     o    benefits.

     When establishing salaries, bonus levels and stock-based awards for each of the executive officers, the Committee considers the recommendations of the Chief Executive Officer, the officer's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies. To assist in this process, the Committee reviews data from independent compensation consultants concerning the compensation paid to officers at such companies. The Committee generally sets the compensation of the officers at levels that are competitive with the Company's competitors. When setting the compensation of each of the executive officers, the Committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors. The Committee does, however, give significant consideration to the recommendations of the Chief Executive Officer.

     THE IMPORTANCE OF OWNERSHIP--A fundamental tenet of Commerce One's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through its employee stock plans and agreements, the benefits of equity ownership are extended to executive officers and employees of Commerce One and its subsidiaries.

FISCAL YEAR 2001 EXECUTIVE OFFICER COMPENSATION PROGRAM

      The components of the executive compensation program are described below:

      BASE SALARY--Commerce One believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the 75th percentile of salaries paid by companies either engaged in the e-commerce industry or located in the San Francisco Bay Area. In addition, the Committee evaluates the specific job functions and past performance of individual officers.

      BONUS PROGRAM--Commerce One offers cash incentive bonus programs to reward executive officers for attaining defined performance goals. Bonuses are based primarily on the achievement of the strategic objectives of the Company, and significant weight is also given to individual performance and performance of particular operations groups within Commerce One, including revenue growth.

      STOCK OPTION GRANTS--In 2001, the Committee granted an aggregate of 3,955,000 stock options (including re-grants) under the 1997 Incentive Stock Option Plan and 4,852,912 stock options (including re-grants) under the 1999 Incentive Stock Option Plan to Commerce One's executive officers. The Committee determined the number of options granted to executive officers primarily by evaluating each officer's:

      o     respective job responsibilities;

      o     past performance;

      o     expected future contributions;

      o     existing stock and unvested option holdings;

      o potential reward to the executive officer if the stock price appreciates in the public market; and

      o     management tier classification.

      Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

      STOCK OPTION EXCHANGE PROGRAM--In 2001, the Board of Directors approved a voluntary stock option program for all employees, including executive officers. Only those members of Commerce One's Board of Directors who were also employees of the company were eligible to participate in the program. Under the program, employees were given the opportunity to elect to cancel outstanding stock options held by them in exchange for an equal number of replacement options to be granted at a future date. The elections to cancel options were effective on April 6, 2001. The exchange resulted in the voluntary cancellation by 2,307 employees of options to purchase 24,585,051 shares of common stock with exercise prices ranging from $1.00 to $104.44 in exchange for the same number of replacement options. The replacement options were granted on October 8, 2001 and have the same terms and conditions as each optionee's cancelled options, including the vesting schedule and expiration date of the cancelled options. The replacement options were granted at an exercise price of $2.81 per share of common stock on October 8, 2001. Commerce One did not incur any compensation charge in connection with the program.

      BENEFITS--In 2001, Commerce One offered benefits to its executive officers that were substantially the same as those offered to all of Commerce One's regular employees.

      In January 1997, Commerce One established a tax-qualified deferred compensation plan, known as the Commerce One, Inc., 401(k) Profit Sharing Plan covering all of Commerce One's eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary contributions, up to 15% of their annual compensation, subject to a statutory maximum. In 2001, Commerce One provided matching contributions, vesting over three years, equal to 50% of an employee's contributions up to 6% of the employee's salary. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by Commerce One to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions by Commerce One, if any, will be deductible by Commerce One when made.

      CHIEF EXECUTIVE OFFICER'S COMPENSATION--In 2001, Mark B. Hoffman served as the Company's Chief Executive Officer and Chairman of the Board of Directors. In 2001, the Committee increased Mr. Hoffman's annual salary rate from $320,000 to $400,000, as of January 8, 2001, awarded him bonuses totaling $30,000, and granted him options to purchase 3,250,000 shares of the Company's common stock. In determining Mr. Hoffman's salary, bonus and stock grants, the Committee considered the same criteria it considered with respect to the other executive officers as well as Mr. Hoffman's continuing contribution to the performance of Commerce One.

      TAX LAW LIMITS ON EXECUTIVE COMPENSATION AND POLICY ON DEDUCTIBILITY OF COMPENSATION--Section 162(m) of the Internal Revenue Code of 1986 provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1 million, unless certain exemption requirements are met. The 1997 Stock Plan was designed to meet the exemption requirements of Section 162(m). The Committee has determined at this time not to seek to qualify Commerce One's remaining executive officer compensation programs under Section 162(m). None of the compensation paid to the Company's executive officers in 2001 was subject to Section 162(m).

      CONCLUSION--All aspects of Commerce One's executive compensation are subject to change at the discretion of the Committee. The Committee will monitor Commerce One's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with Commerce One's annual and long-term strategic objectives.

                      Members of the Compensation Committee
                                  John V. Balen
                               William J. Harding

                               EXECUTIVE OFFICERS

      In addition to Messrs. Hoffman and Jones, the following persons were executive officers of Commerce One as of April 4, 2002:

NAME                                AGE                                        POSITION
----                                ----  -------------------------------------------------------------------------------
Alexsis de Raadt-St. James.........  45   Senior Vice President, Business Development, Chief Strategy & Marketing Officer
Bill Fraine........................  44   Senior Vice President & General Manager, International
Beth A. Frensilli..................  35   Senior Vice President, General Counsel & Secretary
Judy Harris........................  55   Vice President, Chief Information Officer
Andrew Hayden......................  41   Senior Vice President, Global Services, North America
Diana K. Jacobs....................  57   Senior Vice President, Chief Administrative Officer
Mary E. Loomis.....................  53   Senior Vice President, Engineering
Peter F. Pervere...................  54   Senior Vice President & Chief Financial Officer
Robert J. Singsank.................  49   Senior Vice President & General Manager, Americas

      ALEXSIS DE RAADT-ST. JAMES joined Commerce One in July 2001 as Senior Vice President, Chief Strategy Officer and, in November 2001, took on the additional responsibilities of Chief Marketing Officer and Senior Vice President, Business Development. Ms. de Raadt-St. James leads the development of Commerce One's long-term market and product strategy. Before joining the company, she was a Sloan Fellow at Massachusetts Institute of Technology. Prior to that, she spent 13 years with Shell International Limited in a variety of management positions. Ms. de Raadt-St. James also worked for the investment bank Kidder Peabody in London and Boston and is currently a non-executive director of BIW Technologies. She also serves as technology advisor to The Prince of Wales International Business Leaders Forum, as well as the Digital Partnership, which is a foundation dedicated to educating those without Internet access through the distribution of used computers. Ms. de Raadt-St. James holds a degree from MIT as well as a B.A. in Political Science from the University of Texas at Austin and an M.B.A. from Erasmus University in Holland. She has participated in exchange programs for research and teaching at the University of Paris, The Institute for European Integration in Amsterdam, and The Shanghai Institute for Economics and Finance.

      BILL FRAINE joined Commerce One in August 2001 as Senior Vice President for the Marketplace Management Group. In February 2002, he was promoted to Senior Vice President & General Manager, International. Mr. Fraine oversees all sales and services operations for Commerce One in Europe, the Middle East, Africa, and the Asia Pacific Region. Mr. Fraine also supervises Commerce One.net, a Web-based network that connects Commerce One customers with thousands of trading partners. Prior to joining Commerce One, he served as the Chief Executive Officer and President of ZOHO Corp., an e-marketplace company for the hospitality industry from January 2000 through February 2001. Mr. Fraine has spent more than 20 years in a variety of leadership positions at Federal Express, most recently, Senior Vice President of Worldwide Sales. In this role, he established new international market strategies, programs to address customer needs, and operational and service processes.

      BETH A. FRENSILLI joined Commerce One in August 2001 as Senior Vice President, General Counsel and Secretary. Ms. Frensilli is responsible for overseeing all global legal operations. Ms. Frensilli joined Commerce One after serving as Vice President & General Counsel of Scient, an e-business consulting services company, where she was in charge of the company's global legal operations from February 1999 until joining Commerce One. Prior to Scient, she was an attorney in private practice with several law firms. Most recently, Ms. Frensilli represented numerous software, hardware, Internet, semiconductor, and services companies in technology transactions, licensing and general corporate and commercial matters at the law firms of Gunderson Dettmer Stough Franklin Villeneuve & Hachigian (January 1997 to June 1998) and Hancock, Rothert & Bunshoft (June 1998 to February 1999). Ms. Frensilli has been featured as a speaker at legal seminars on various topics, including technology transactions and corporate risk management. She is a member of the San Francisco Bar Association and the Computer Law Association, and was a recipient of a 2000 Pioneer Award from the SF Bar Association. Ms. Frensilli received her J.D. degree in 1991 from George Washington University National Law Center in Washington, D.C.

      JUDY HARRIS joined Commerce One in September 1999 as Vice President, Chief Information Officer. Ms. Harris is responsible for all corporate IT functions globally, including business applications development, network and systems engineering, data center operations, telecommunications management and user support. From 1998 until she joined Commerce One, she served as Vice President and CIO of PrimeOne, a pioneer in digital television, and headed all information technology functions for Pacific Bell Video Services (which was acquired by PrimeOne). At Pacific Bell Video Services, where she worked from 1996 until joining PrimeOne, she managed the information technology supporting the launch of ground breaking broadband and wireless digital television products. Ms. Harris' experience also includes management positions at United Airlines and Bank of America, where her particular focus was high availability systems. She holds a B.A. with honors from Occidental College and attended the Harvard Business School executive program.

      ANDREW HAYDEN joined Commerce One in June 1999 and is currently Senior Vice President, Global Services, Americas. Mr. Hayden has held various management level positions in the technology sector for almost eight years. Since joining Commerce One, Mr. Hayden has performed a variety of senior management roles within Business Development, Education and Global Services. His current responsibilities include management of the global services, education and strategic account management teams in the Americas. From March 1995 until he joined Commerce One, Mr. Hayden held various management level positions at SAP America. His most recent responsibilities were managing professional services delivery, partner support and solution development for the Consumer Sector. Previous to SAP, Mr. Hayden spent 18 years in the consumer goods industry in various capacities and levels in both retailing and manufacturing. Mr. Hayden graduated with a Bachelor of Science degree in Business Administration from Ramapo College in Northern New Jersey and holds a CPIM certification (Certified in Production and Inventory Management) from APICS.

      DIANA K. JACOBS joined Commerce One in July 2000 as Senior Vice President and Chief Administrative Officer. Ms. Jacobs is responsible for overseeing the People Department, Facilities and Procurement. Prior to joining Commerce One, Ms. Jacobs was the Director of Human Resources at Williams-Sonoma, Inc., from 1997 to July 2000. From 1991 to 1997, she served as Vice President of Human Resources at Charles Schwab and Co., Inc. Ms. Jacobs holds a B.A. degree in English Literature from Whittier College and is a member of the Northern California Human Resources Council and Society for Human Resources Management.

      MARY E. LOOMIS joined Commerce One in December 1999 as Vice President of Engineering. In November 2000, Dr. Loomis was promoted to Senior Vice President of Engineering. Before joining Commerce One, Dr. Loomis was a Laboratory Director at Hewlett Packard from August 1993 to December 1999. Dr. Loomis has also held positions with Versant Object Technology, GE, and D. Appleton Company, and was a tenured professor at the University of Arizona. She holds a B.S. in mathematics from Purdue and M.S. and Ph.D. degrees in Computer Science from UCLA.

      PETER F. PERVERE joined Commerce One in April 1997 as Vice President and Chief Financial Officer. In February 2000, Mr. Pervere was promoted to Senior Vice President and Chief Financial Officer. Prior to joining Commerce One, Mr. Pervere was at Sybase, Inc. from October 1987 to April 1997, serving as Vice President and Corporate Controller from 1991 to 1997. Mr. Pervere holds a B.A. degree in History from Stanford University.

      ROBERT J. SINGSANK joined Commerce One in August 2001 as Senior Vice President & General Manager, Americas. In this position, Mr. Singsank has ultimate responsibility for all product and service sales as well as delivery functions throughout North, Central, and South America. Prior to joining Commerce One, Mr. Singsank was the Vice President of Global Sales for the Totality Corporation (October 2000 through March 2001), a provider of website operations outsourcing. He also spent six years (August 1994 through October
2000) with Telcordia Technologies (formerly Bellcore) in various senior sales management positions, ultimately being named Corporate VP of Global Sales. Mr. Singsank began his career with 16 years at IBM in a variety of sales and sales management roles. He holds a B.A. in economics from Loras College and a M.B.A. from the University of Iowa.

      There are no family relationships among the officers and directors of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below shows, for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the next four most highly compensated executive officers. Messrs. Tarkoff and Taylor, whose compensation information is also included, would have been in this group except for their having separated from the company. We refer to all of these individuals as the "Named Officers."

                                                                                            Long-Term
                                                                                          Compensation
                                                                                            Awards
                                                                                       ------------------
                                                                                           Securities
                                                                                           Underlying      All Other Compensation
Name and Principal Position              Fiscal Year   Salary($)          Bonus($)        Options(#)(7)              ($)
---------------------------             ------------- ---------------  --------------- ------------------ -----------------------
Mark B. Hoffman,......................       2001           $398,485           $30,000         3,250,000                       --
CHAIRMAN & CHIEF EXECUTIVE OFFICER           2000           $285,000          $127,586           232,000                $3,166(1)
                                             1999           $185,188           $87,500            90,000                $3,174(1)
Dennis H. Jones,......................       2001           $300,000           $15,000         2,040,000              $183,794(2)
VICE CHAIRMAN OF THE BOARD, PRESIDENT        2000                 --                --                --                       --
& CHIEF OPERATING OFFICER                    1999                 --                --                --                       --
Andrew Hayden,........................       2001           $212,500           $38,625           140,000                       --
SENIOR VICE PRESIDENT, GLOBAL                2000                 --                --                --                      (3)
SERVICES, AMERICAS                           1999                 --                --                --                      (3)
Peter F. Pervere,.....................       2001           $205,000            $7,688        435,000(8)                       --
SENIOR VICE PRESIDENT & CHIEF                2000           $194,792           $93,276            95,000                   $76(1)
FINANCIAL OFFICER                            1999           $162,425           $70,625           150,000                   $84(1)
Mary E. Loomis,.......................       2001           $200,000            $7,500        235,000(8)                       --
SENIOR VICE PRESIDENT, ENGINEERING           2000           $171,667           $47,482           131,500                       --
                                             1999                 --                --                --                      (3)
Robert M. Tarkoff,....................       2001           $211,742           $90,000        100,000(8)                       --
FORMERLY, SENIOR VICE PRESIDENT,             2000           $193,542          $140,213           160,000                       --
WORLDWIDE BUSINESS DEVELOPMENT               1999           $131,479           $36,663           450,000                       --
Paul Taylor,..........................       2001        $200,174(4)     $84,177(4)(5)       125,000 (8)            $11,346(4)(6)
FORMERLY, SENIOR VICE PRESIDENT,             2000                 --                --                --                      (3)
GENERAL MANAGER, EMEIA                       1999                 --                --                --                      (3)

-------------------------------------------------------------------------------------------------------------------

(1) Represents Keyman life insurance premiums paid by Commerce One on behalf of Mr. Hoffman and group life insurance premiums paid on behalf of Mr. Pervere.
(2) Includes $50,460 in payments related to Mr. Jones' relocation, $89,447 in payments related to Mr. Jones' loans for the purchase of his house, and $43,887 in related tax gross-ups. Please see the section entitled "Other Information--Certain Relationships and Related Transactions--Loans to Stockholders and Executive Officers" on page 24 of this Proxy Statement for additional information.
(3)   Not an executive officer in this fiscal year.
(4) Mr. Taylor was paid in French Francs, but amounts are here expressed in U.S. Dollars based on the December 31, 2001 exchange rate of 1 French Franc to 0.13507 U.S. Dollars.
(5) In addition, Mr. Taylor received commission payments of $158,919 in 2001 on sales made in the previous year.
(6)   Represents Mr. Taylor's car allowance.
(7) Refer to the table below "OPTION GRANTS" for disaggregated detail regarding the stock options granted in 2001.
(8) Excludes stock options regranted under the 2001 Employee Stock Option Exchange Program. Refer to the table in section "Ten Year Option Re-pricing" on page 20 of this Proxy Statement for disaggregated detail regarding stock options re-granted under this program.

                                  OPTION GRANTS

         The table below shows stock option grants to the Named Officers during 2001.

                                 NUMBER OF    % OF TOTAL                                          POTENTIAL REALIZABLE
                                SECURITIES      OPTIONS                                       VALUE AT ASSUMED ANNUAL RATES
                                UNDERLYING    GRANTED TO              MARKET                  OF STOCK PRICE APPRECIATION
                                  OPTIONS    EMPLOYEES IN  EXERCISE   PRICE ON                     FOR OPTION TERM(1)
                                  GRANTED       FISCAL       PRICE     DATE OF   EXPIRATION  -------------------------------
NAME                                (#)          YEAR        ($/SH)    GRANT       DATE           5%($)           10%($)
----                           -----------   ------------  --------  ---------  ------------ -------------    --------------
Mark B. Hoffman.........          200,000        0.4176     $18.00    $18.00        1/8/11   $2,264,020.66     $5,737,472.86
                                1,100,000        2.2968    $5.6100   $5.6100        4/3/11   $3,880,908.74     $9,834,984.72
                                   50,000        0.1044    $3.3600   $3.3600      11/15/11     $105,654.30       $267,748.73
                                  400,000        0.8352    $5.6100   $5.6100        4/3/11   $1,411,239.54     $3,576,358.08
                                1,500,000        3.1320    $3.3600   $3.3600      11/15/11   $3,169,628.92     $8,032,462.00
Dennis H. Jones.........        1,000,000        2.0880    $9.2200   $9.2200       4/30/11   $5,798,408.46    $14,694,305.48
                                1,000,000        2.0880    $3.3600   $3.3600      11/15/11   $2,113,085.95     $5,354,974.67
                                   40,000        0.0835    $3.3600   $3.3600      11/15/11      $84,523.44       $214,198.99
Andrew Hayden...........           20,000        0.0418    $21.250   $21.250       1/15/11     $267,557.89       $678,204.43
                                   20,000        0.0418    $3.3600   $3.3600      11/15/11      $42,261.72       $107,099.49
                                  100,000        0.2088    $3.3600   $3.3600      11/15/11     $211,308.59       $535,497.47
Peter F. Pervere........          200,000        0.4176    $5.6100   $5.6100        4/3/11     $705,619.77     $1,788,179.04
                                  200,000        0.4176    $3.3600   $3.3600      11/15/11     $422,617.19     $1,070,994.93
                                   35,000        0.0731    $3.3600   $3.3600      11/15/11      $73,958.01       $187,424.11
                                25,000(2)        0.0522    $2.8100   $2.8100      10/13/10      $38,803.67        $95,612.24
                                70,000(2)        0.1462    $2.8100   $2.8100       4/14/10     $101,311.27       $246,159.44
                               200,000(2)        0.4176    $2.8100   $2.8100        4/3/11     $330,720.21       $825,851.82
Mary E. Loomis..........        40,000(2)        0.0835    $2.8100   $2.8100      11/30/10      $63,209.01       $156,326.76
                                 1,822(2)        0.0038    $2.8100   $2.8100      11/30/09       $2,498.27         $6,007.91
                                 4,910(2)        0.0103    $2.8100   $2.8100      11/30/09       $6,732.43        $16,190.36
                               232,167(2)        0.4848    $2.8100   $2.8100      11/30/09     $318,339.73       $765,553.61
                                  200,000        0.4176    $3.3600   $3.3600      11/15/11     $422,617.19     $1,070,994.93
                                   35,000        0.0731    $3.3600   $3.3600      11/15/11      $73,958.01       $187,424.11
                                14,000(2)        0.0292    $2.8100   $2.8100      10/13/10      $21,730.06        $53,542.85
                                45,000(2)        0.0940    $2.8100   $2.8100       4/14/10      $65,128.68       $158,245.36
                                15,313(2)        0.0320    $2.8100   $2.8100       4/14/10      $22,162.56        $53,849.14
Robert M. Tarkoff.......          100,000        0.2088    $5.6100   $5.6100        4/3/11     $352,809.89       $894,089.52
                                78,560(2)        0.1640    $2.8100   $2.8100       10/8/11     $138,830.75       $351,824.39
                                30,000(2)        0.0626    $2.8100   $2.8100       10/8/11      $53,015.82       $134,352.49
                                50,000(2)        0.1044    $2.8100   $2.8100       10/8/11      $88,359.70       $223,920.82
                               100,000(2)        0.2088    $2.8100   $2.8100       10/8/11     $176,719.39       $447,841.63
Paul Taylor.............        54,400(2)        0.1136    $2.8100   $2.8100       4/14/10      $78,733.33       $191,301.05
                                 9,588(2)        0.0200    $2.8100   $2.8100       4/14/10      $13,876.75        $33,716.81
                                  100,000        0.2088    $3.3600   $3.3600      11/15/11     $211,308.59       $535,497.47
                                   25,000        0.0522    $3.3600   $3.3600      11/15/11      $52,827.15       $133,874.37
                                10,000(2)        0.0209    $2.8100   $2.8100      10/13/10      $15,521.47        $38,244.89
                                70,000(2)        0.1462    $2.8100   $2.8100       1/14/10      $97,747.54       $235,873.08
----------------

(1) We are required by the SEC to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent the Company's estimate or projection of the future common stock price. If the Company's common stock does not appreciate above the exercise price of the option, the Named Officers will receive no benefit from the options.
(2) These options replace options cancelled on April 6, 2001 as part of the stock option replacement program. Please see "Stock Option Exchange Program" on page 14 and "Ten Year Option Repricing" on page 19 for additional information.

                                OPTIONS EXERCISED

      This table shows stock option exercises during 2001 and the value of unexercised in-the-money stock options held by the Named Officers on December 31, 2001.

              AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END VALUES

                                                                     NUMBER OF UNEXERCISED               VALUE OF UNEXERCISED
                                                                     VESTED OPTIONS HELD AT             IN-THE-MONEY OPTIONS AT
                                      SHARES                            DECEMBER 31, 2001                 DECEMBER 31, 2000(1)
                                  ACQUIRED ON       VALUE        --------------------------------    -----------------------------
                                    EXERCISE       REALIZED       EXERCISABLE      UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
NAME                                  (#)           ($)(2)            (#)               (#)               ($)             ($)
----                             -------------- ---------------  -------------    ---------------    -------------   -------------
Mark B. Hoffman...........                   0              $0        574,956          3,087,044     $441,586.49      $445,504.49
Dennis H. Jones...........                   0              $0        166,666          1,873,334              $0       218,400.00
Andrew Hayden.............                   0              $0         58,492            193,438       $3,250.10       $28,350.00
Peter F. Pervere..........              70,000    $1,743,581.0        310,415            519,585     $848,145.71      $384,580.09
Mary E. Loomis............                   0              $0        183,218            404,994     $139,245.68      $178,545.44
Robert Tarkoff............             160,053     $533,504.67         31,607                  0      $62,000.19               $0
Paul Taylor...............                   0              $0         85,784            183,204      $65,195.84       $70,485.04

----------------
(1) The value of the unexercised in-the-money options is based on the closing price of $3.57 of the Company's common stock, as reported on the Nasdaq stock market, on December 31, 2001 and is net of the exercise price of such options. The amounts in this column may not represent amounts actually realized by the Named Officers.
(2) The value realized on stock option exercises represents the difference between the grant price of the options exercised and the market price of the underlying shares of common stock as of the date of exercise multiplied by the number of options exercised. The amounts in this column may not represent amounts actually realized by the Named Officers.

TEN YEAR OPTION "REPRICING"

The following table provides information on "repricing" of options held by any executive officer during the last ten years. Although these regrants were not a "repricing" for accounting purposes, Commerce One is listing them here for disclosure purposes. Please see "Compensation Committee Report - "Stock Option Exchange Program" on page 14 for additional information.


                                                        NUMBER OF      EXERCISE                                       LENGTH OF
                                                        SECURITIES     PRICE AT      MARKET PRICE                  ORIGINAL OPTION
                                                        UNDERLYING      TIME OF       OF STOCK AT    NEW           TERM REMAINING
                                                         OPTIONS       REPRICING    TIME OF OPTION   EXERCISE        AT TIME OF
               NAME/TITLE                    DATE        REPRICED      ($/SHARE)    REPLACEMENT ($)  PRICE ($)        REPRICING
-------------------------------------      ----------  ------------- ------------ ----------------- -------------- ----------------
Mark S. Biestman, FORMERLY SENIOR           10/8/01       300,000        $5.6100            $2.81       $2.81           114 months
VICE PRESIDENT, WORLDWIDE SALES             10/8/01        70,000       $33.0000            $2.81       $2.81           100 months
                                            10/8/01        25,000       $62.8125            $2.81       $2.81           109 months

Steve Hanau, FORMERLY SENIOR VICE           10/8/01        63,487       $22.1100            $2.81       $2.81           103 months
PRESIDENT, MANAGED APPLICATION              10/8/01        13,600       $24.6100            $2.81       $2.81           104 months
SERVICES                                    10/8/01        20,000       $61.7188            $2.81       $2.81           107 months

Mary E. Loomis, SENIOR VICE                 10/8/01       232,167       $54.8750            $2.81       $2.81            98 months
PRESIDENT OF ENGINEERING                    10/8/01        40,000       $28.1825            $2.81       $2.81           110 months
                                            10/8/01         1,822       $54.8750            $2.81       $2.81            98 months
                                            10/8/01         4,910       $54.8750            $2.81       $2.81            98 months
                                            10/8/01        14,000       $62.8125            $2.81       $2.81           109 months
                                            10/8/01        15,313       $33.0000            $2.81       $2.81           103 months
                                            10/8/01        45,000       $33.0000            $2.81       $2.81           103 months

Peter F. Pervere, SENIOR VICE               10/8/01        25,000       $62.8125            $2.81       $2.81           109 months
PRESIDENT & CHIEF FINANCIAL OFFICER         10/8/01       200,000        $5.6100            $2.81       $2.81           114 months
                                            10/8/01        70,000       $33.0000            $2.81       $2.81           103 months

Robert M. Tarkoff, FORMERLY SENIOR          10/8/01       100,000        $5.6100            $2.81       $2.81           114 months
VICE PRESIDENT, WORLDWIDE BUSINESS          10/8/01        78,560       $33.0000            $2.81       $2.81           103 months
DEVELOPMENT                                 10/8/01        30,000       $62.8125            $2.81       $2.81           109 months
                                            10/8/01        50,000       $56.8750            $2.81       $2.81           109 months

Paul Taylor, FORMERLY SENIOR VICE           10/8/01        70,000       $83.0000            $2.81       $2.81           100 months
PRESIDENT, GENERAL MANAGER, EMEIA           10/8/01        54,400       $33.0000            $2.81       $2.81           103 months
                                            10/8/01         9,588       $33.0000            $2.81       $2.81           103 months
                                            10/8/01        10,000       $33.0000            $2.81       $2.81           109 months

Jay Marty Tenenbaum, FORMERLY               10/8/01        10,000       $62.8125            $2.81       $2.81           109 months
SENIOR VICE PRESIDENT AND CHIEF
SCIENTIST

                  SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

      Commerce One has entered into change of control severance agreements with its executive officers. The amended agreements provide that if there is a change of control of Commerce One, and any of such executive officers are involuntarily terminated without cause within eighteen months following the change of control or the announcement of such change of control, Commerce One will provide the following to the executive officer:

      o a cash payment equal to 100% of his or her annual compensation plus the full target bonus for the year;

      o 100% of his or her health, dental and life insurance, including benefits paid to any dependents, through the earlier of twelve months from the date of his or her termination or the date he or she first becomes covered by another employer's group health, dental or life insurance plans providing comparable benefits and coverage; and

      o     full acceleration of all unvested stock options.

      Under our 1995 Plan, VEO Plan, 1997 Stock Plan and 1999 Nonstatutory Plan, all outstanding options that are not assumed or substituted in a change-of-control merger or asset sale will vest and become exercisable in full.

                          REPORT OF THE AUDIT COMMITTEE

      Notwithstanding anything to the contrary set forth in any of Commerce One's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

ROLE OF THE AUDIT COMMITTEE

      The Audit Committee oversees Commerce One's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee did the following:

      o reviewed and discussed with Commerce One's management and the independent auditors the audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2001, addressing not just the acceptability of Commerce One's accounting principles but also such other matters as are required to be discussed with the Audit Committee under generally acceptable auditing standards and Statement of Accounting Standards 61;

      o discussed with the independent auditors the overall scope and plans for their audits;

      o met with the independent auditors, with and without management present, to discuss the results of their audits, and the overall quality of Commerce One's financial reporting;

      o discussed with the independent auditors, the auditors' independence with respect to Commerce One including the matters in the written disclosures required by Independence Standards Board Standard No. 1 and received by the Audit Committee and considered the compatibility of non-audit services with the auditors' independence.

      The primary functions of the Audit Committee are to:

      o Provide oversight and monitoring of Commerce One's management and the independent auditors and their activities with respect to Commerce One's financial reporting process;

      o Recommend the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

      o Review the independent auditors' activities, performance, independence and fee arrangements;

      o Request certain information from, and discuss certain matters with, the independent auditors as required by applicable accounting standards;

      o Review with Commerce One's management and the independent auditors, before release, Commerce One's audited financial statements and the Management's Discussion and Analysis section of its Annual Report on Form 10-K;

      o Direct independent auditors to review, before release, Commerce One's Quarterly Reports on Form 10-Q; and

      o Review the Audit Committee's own structure, processes and membership requirements.

MEETINGS HELD IN 2001 AND COMMITTEE INDEPENDENCE

      The Committee held six meetings during fiscal year 2001. Each member of the Committee is independent as defined under the rule of the Nasdaq stock market standards. The Committee operates under a written charter adopted by the Board of Directors which is included in this Proxy Statement as Appendix A.

ROLE OF MANAGEMENT AND THE INDEPENDENT AUDITORS

      As described above and more fully in its charter, the purpose of the audit committee is to assist the Board of Directors in its general oversight of the company's financial reporting, internal control and audit functions. Commerce One's management is responsible for the preparation, presentation and integrity of the company's consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The independent auditors are responsible for expressing an opinion, based on their audits, as to the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States.

RECOMMENDATION

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002.

                         Members of the Audit Committee
                                  John V. Balen
                               William J. Harding
                               Kenneth C. Gardner

                         SHARE OWNERSHIP OF MANAGEMENT,
                  DIRECTORS AND 5% STOCKHOLDERS OF COMMERCE ONE

      The table on the following page sets forth information regarding the beneficial ownership of Commerce One's common stock as of the record date, April 4, 2002, by the following individuals or groups:

      o each person or entity who is known by Commerce One to own beneficially more than 5% of Commerce One's outstanding stock;

      o     each of Commerce One's Named Officers;

      o     each of Commerce One's directors; and

      o     all directors and executive officers of Commerce One as a group.

      Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Commerce One, Inc., 4440 Rosewood Drive, Pleasanton, California 94588. Except as otherwise indicated and except for any rights these persons' spouses may have, the persons named in the table have sole voting and investment power for all shares of common stock held by them.

      Applicable percentage ownership in the following table is based on 288,896,279 shares of common stock outstanding as of the record date, April 4, 2002.

      Any shares issued upon exercise of options, warrants or other rights to acquire our capital stock that are presently outstanding or granted in the future or reserved for future issuance under our stock option plans will further dilute new public investors.

      The table below shows how much Commerce One common stock is owned by our directors, Named Officers and owners of more than 5% of Commerce One's common stock as of April 4, 2002.

                                               NUMBER OF
                                                SHARES                                       PERCENTAGE OF
NAME OF BENEFICIAL OWNERS                    BENEFICIALLY                        RIGHT TO      OUTSTANDING
AND ADDRESSES                                  OWNED(1)       OTHER SHARES      ACQUIRE(2)       SHARES
-----------------------------------------  --------------- ----------------- -------------- --------------
Mark B. Hoffman.........................     1,074,131(3)                 0      1,589,078               *
Dennis H. Jones.........................                0                 0      1,171,663               *
Andrew Hayden...........................           13,481                 0        227,710               *
Peter F. Pervere........................           74,807                 0        830,000               *
Mary E. Loomis..........................           66,134                 0        457,825               *
John V. Balen...........................           67,098                 0         45,000               *
David H.J. Furniss......................                0      1,986,756(4)         45,000               *
Kenneth C. Gardner......................           76,629         18,900(5)        249,000               *
William J. Harding......................           36,005                 0         45,000               *
Robert M. Kimmitt.......................            1,072                 0        100,000               *
Toshimune Okihara.......................                0      4,528,170(6)              0             1.6
Larry W. Sonsini........................            1,300                 0        135,000               *
Alex S. Vieux...........................                0                 0         80,000               *
SAP AG..................................       57,951,813                 0              0            20.0
All Directors, Executive Officers and 5%
Stockholders as a Group (20 persons)....       59,394,677         6,533,826      6,667,028            25.1

--------------------------
     *   Less than 1% of the outstanding shares of common stock.
(1)   Excludes shares that may be acquired through stock option exercises.
(2) Includes shares that may be acquired through stock option exercises through June 3, 2002, including stock options issued under Commerce One's 1997 Plan, which may be exercised upon grant, but are subject to time-based vesting requirements. Beneficial ownership is determined according to the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to (a) securities owned and/or (b) shares of common stock acquired through stock option exercises within sixty (60) days from the record date.
(3) Includes 8,100 shares held by the Andrew Mark Hoffman 1993 Trust dated March 30, 1993. Andrew Hoffman, beneficiary of this trust, is Mr. Hoffman's son.
(4) Mr. Furniss is Vice President of eBusiness for BT Ignite, a business unit of British Telecommunications, plc. Forres Holding Limited, a wholly owned subsidiary of British Telecommunication, owns 1,986,756 shares of the Company's common stock. Mr. Furniss disclaims beneficial ownership of the shares held by Forres Holding Limited.
(5) Includes 18,900 shares held by Delaware Charter Guarantee & Trust Company Trustee FBO Kenneth C. Gardner.
(6) Mr. Okihara is an Executive Manager of NTT Communications. NTT owns 4,528,170 shares of Commerce One's common stock. Mr. Okihara disclaims beneficial ownership of the shares held by NTT.

                             STOCK PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of Commerce One's common stock (July 1, 1999) through March 31, 2002 for the NASDAQ Composite Index. The graph assumes that $100 was invested in Commerce One's common stock (at the split-adjusted initial public offering price of $3.50 per share), and the above indices on July 1, 1999. Historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURNS




                               [PERFORMANCE GRAPH]




      Commerce One made its initial public offering on July 1, 1999 at a split-adjusted per share price of $3.50. The graph above, however, commences with the split-adjusted closing price of $10.17 on July 1, 1999, the date Commerce One's common stock commenced public trading.

                                OTHER INFORMATION

      LOANS TO EXECUTIVE OFFICERS

      In August 2001, Commerce One extended an interest-free "bridge loan" in two installments to Dennis Jones, Vice Chairman, President and Chief Operating Officer, for a total amount of $2,379,967.15. The loan--made in conjunction with Mr. Jones' relocation to Northern California--was used to purchase a home in the San Francisco Bay Area. Later that same month, Mr. Jones secured a loan from Bank of America in the amount of $3,500,000, which was used to fully repay the bridge loan from Commerce One, and to finance landscaping and other expenses subject to the written consent of Commerce One. The Bank of America loan is due August 7, 2005 and bears interest equal to the Wall Street Journal LIBOR rate plus 2%, adjusted annually. Commerce One is responsible for making regular interest payments on the loan until (a) the loan becomes due, (b) Mr. Jones defaults on the loan, breaches a provision of the loan agreements, or becomes insolvent or the subject of bankruptcy proceedings, or (c) 90 days following the termination of Mr. Jones' employment with Commerce One for a reason other than his death. Commerce One is also a guarantor of the Bank of America loan. Mr. Jones has signed an indemnity agreement in which he is bound to indemnify Commerce One against certain losses associated with the loan or the property secured by the loan.

      Mr. Kimmitt has repaid in full the loan from Commerce One described in last year's Proxy Statement.

      BUSINESS RELATIONSHIPS

      On September 18, 2000, Commerce One entered into a strategic alliance agreement with SAP and SAPMarkets (collectively, "SAP") to jointly develop, market and sell the MarketSet suite of applications and the Enterprise Buyer procurement applications. This agreement provided that either party licensing the jointly developed products to its customers would owe a royalty to the other party. The amount of the royalty was generally based on a percentage of the total license fee paid by the customer. As part of this relationship, SAP has invested in Commerce One and currently owns about 20% of Commerce One's common stock. In 2001, SAP reported royalties of approximately $79,111,000 to Commerce One. During 2001, Commerce One and SAP amended these agreements to provide for different rights to resell certain technology included in the jointly developed products and for varying royalty rates and maintenance fees depending on the particular product, category of customer and other factors.

      Effective January 1, 2002, Commerce One amended its strategic alliance agreement with SAP to simplify its royalty payment provisions and to provide that SAP will have an unlimited right to resell the jointly developed products, in addition to a right to resell certain other Commerce One technology on an OEM basis, during the first three quarters of 2002 in return for an aggregate fee of approximately $20.7 million, comprised primarily of license fees, as well as associated maintenance and support. These fees will be credited against SAP's prior pre-payments to Commerce One, which have been recorded by Commerce One as deferred revenue, and the license fees will be recognized ratably over the three-quarter period. The amendment provides that during this three-quarter period, Commerce One will pay SAP a royalty based upon a fixed percentage of the total license fee for jointly developed products sold by Commerce One. The amendment further provides that the royalty payments for such rights shall be renegotiated by the parties prior to September 30, 2002 and the agreement will default to the historical royalty structure in the event the parties fail to agree on a new payment schedule by that date. The amendment further provides that each of the parties intend to phase out the jointly developed Enterprise Buyer procurement products and replace such products over time with its own successor procurement products.

      Commerce One currently has a consulting agreement with R.B. Webber & Company, a management-consulting firm. Jeffrey Webber, the President of R.B. Webber & Company, was a member of the Commerce One's Board of Directors until January 2002. In 2001, Commerce One paid R.B. Webber & Company the sum of $96,417 for consulting services.

      Larry W. Sonsini, a member of our Board of Directors, is a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. We have retained Wilson Sonsini Goodrich & Rosati, Professional Corporation, to provide legal services to us as outside legal counsel.

      Robert M. Kimmitt, a member of our Board of Directors, was a partner at Wilmer, Cutler & Pickering from May 1997 to January 2000 and served as Counsel from February 2000 to August 2000. We retained Wilmer, Cutler & Pickering to provide legal services to us as outside legal counsel.

      Commerce One Ventures, a division of Commerce One, Inc., entered into a non-exclusive co-investment arrangement with AC Ventures, Canaan Partners, Foundation Capital LP, MSDW Private Equity, Inc., and the Entrepreneur Growth Fund, (collectively the "Venture Affiliates") for the purpose of identifying, evaluating, structuring and consummating equity investments in e-commerce related businesses. The following individuals who are members of our Board of Directors, or were members of our Board of Directors during 2001, are associated with the Venture Affiliates: John Balen is a General Partner of Canaan Partners; William Elmore is a Manager of Foundation Capital Management, L.L.C., William Harding is a Managing Member of Morgan Stanley Venture Partners; and Jeffrey Webber is a General Partner of the Entrepreneurs' Fund. In 2001, Commerce One Ventures and the Venture Affiliates maintained a joint investment in NetVendor.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities and Exchange Act of 1934 requires Commerce One's officers and directors, and persons who own more than ten percent (10%) of a registered class of Commerce One's equity securities, to file certain reports regarding ownership of, and transactions in, Commerce One's securities with the SEC. Such officers, directors, and 10% stockholders are also required to furnish Commerce One with copies of all Section 16(a) forms that they file.

      The Company believes that during 2001, all of its officers and directors complied with requirements for reporting ownership and changes in ownership of Company common stock under Section 16(a) of the Securities Act of 1934, except that Mr. Webber filed one late statement due to administrative error.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with Commerce One's bylaws and the requirements of the proxy rules promulgated by the Securities Exchange Commission. If you intend to submit a proposal for consideration at the 2003 Annual Meeting, your proposal must be received by no later than January 3, 2003 in order to include the proposal in Commerce One's proxy materials for the 2003 Annual Meeting or to submit the proposal at the 2003 Annual Meeting without including the proposal in Commerce One's proxy materials. If a stockholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting. The proposal(s) should be mailed to our Secretary at our principal executive offices at 4440 Rosewood Drive, Pleasanton, California 94588.

COSTS OF PROXY SOLICITATION

      The solicitation is made on behalf of the Board of Directors of the Company. The Company will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

      Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or email from some stockholders if proxies are not promptly received. We have also hired Georgeson Shareholder, Inc., to assist in the solicitation of proxies at a cost of $5,500 plus out-of-pocket expenses.

      An Annual Report on Form 10-K, excluding exhibits, for the fiscal year ended December 31, 2001 is enclosed with this Proxy Statement.

                                            By Order of the Board of Directors,


                                            /s/ Beth Frensilli
                                            ------------------
                                            Beth A. Frensilli
                                            SECRETARY
April 26, 2002
Pleasanton, California

                               Commerce One, Inc.
                              4440 Rosewood Drive,
                          Pleasanton, California 94588
          (925) 520-6000 WWW.COMMERCEONE.COM Nasdaq Stock Symbol: CMRC

                                   APPENDIX A
                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                              OF COMMERCE ONE, INC.

PURPOSE:

      The purpose of the Audit Committee of the Board of Directors of Commerce One, Inc. (the "Company") shall be:

      o to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

      o to provide the Company's Board of Directors with the results of its monitoring and recommendations derived there from;

      o to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors;

      o to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors; and

      o to have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's stockholders.

      The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

      1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

      2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

      3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

      The responsibilities of the Audit Committee shall include:

      o Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

      o Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors; Reviewing fee arrangements with the independent auditors;

      o Reviewing the independent auditors' proposed audit scope, approach and independence;

      o Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

      o Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

      o Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

      o Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

      o Reviewing with (i) management and the independent auditors, before release, the audited financial statements and with (ii) management the MD&A (Management's Discussion and Analysis) in the Company's Annual Report on Form 10-K;

      o Providing a report in the Company's Proxy Statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)
            (3) of Schedule 14A;

      o Reviewing the Audit Committee's own structure, processes and membership requirements; and

      o Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

      The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

      The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

      Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time.

                                  DETACH HERE

                                     PROXY

                               COMMERCE ONE, INC.


          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON


                            WEDNESDAY, MAY 29, 2002

     The undersigned hereby appoints Mark B. Hoffman and Beth A. Frensilli, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Commerce One, Inc. (the "Company") to be held at Carr America Conference Center Auditorium, 4400 Rosewood Drive, Pleasanton, California on May 29, 2002 at 9:00 a.m., local time, including any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN A PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
-------------                                                      -------------

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

COMMERCE ONE, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI  02940


      -----------------                                  ----------------
      Vote By Telephone                                  Vote By Internet
      -----------------                                  ----------------
      It's fast, convenient and immediate!               It's fast, convenient and your vote is
      immediately Call Toll-Free on a                    confirmed and posted.
      Touch-Tone Phone
      1-877-PRX-VOTE (1-888-779-8683)

      ------------------------------------------------   ------------------------------------------------
      Follow these four easy steps:                      Follow these four easy steps:

       1.  Read the accompanying Proxy Statement and      1.  Read the accompanying Proxy Statement and
            Proxy Card                                        Proxy Card

       2.  Call the toll-free number                      2.  Go to the Website
           1-877-PRX-VOTE (1-877-779-8683).                   http://www.eproxyvote.com/aer

       3.  Enter your 14-digit Voter Control Number       3.  Enter your 14-digit Voter Control Number
           located on your Proxy Card above your name.        located on your Proxy Card above your name.

       4.  Follow the recorded Instructions.              4.  Follow the Instructions provided
      ------------------------------------------------   ------------------------------------------------
      YOUR VOTE IS IMPORTANT!                            YOUR VOTE IS IMPORTANT!
      Call 1-877-PRX-VOTE before May 29, 2002            Go to HTTP://WWW.EPROXYVOTE.COM/CMRC before May 29, 2002

      DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



                                   DETACH HERE

    Please mark
[X] votes as in
    this example.

MANAGEMENT HAS PROPOSED AND RECOMMENDS A VOTE FOR ALL THE NOMIEES LISTED BELOW AND A VOTE FOR PROPOSAL 2.

                                                                                                          FOR    AGAINST   ABSTAIN
1. To elect directors to hold office for three  years or         2. To ratify the selection of Ernst &    [ ]      [ ]       [ ]
   until their successors are elected.                              Young LLP as Commerce One's
                                                                    independent auditors for 2002
  NOMINNES:  (1) Mark B. Hoffman, (2) John V. Balen and
             (3) Alex S. Vieux.


                     FOR                   WITHELD
                     ALL    [ ]       [ ]  FROM ALL
                   NOMIEES                 NOMIEES


            [ ]-----------------------------------------
               For both nominees except as noted above


                                                                          Mark Here For               Mark Here If You
                                                                           Address Change   [ ]        Plan To Attend    [ ]
                                                                          and Note at Left              The Meeting


                                                                 Sign exactly as name(s) appears on your certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or
                                                                 otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President, and by the
                                                                 Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased
                                                                 Stockholder should give their full title. Please date the Proxy.


Signature:                                      Date:              Signature:                                     Date:
          --------------------------------------     -------------          --------------------------------------     ------------
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